UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2022

BIOLASE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36385	87-0442441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27042 Towne Centre Drive, Suite 270
Lake Forest, California	92610
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 361-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOL	The NASDAQ Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 22, 2022, BIOLASE, Inc., a Delaware corporation (the “Biolase”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Med-Fiber LLC, a Maryland limited liability company (the “Company”), and Alexei Tchapyjnikov, an individual resident of the State of Maryland and sole member of the Company (the “Seller,” and together with the Company, the “Seller Parties”) pursuant to which Biolase will purchase from the Seller, and the Seller will sell to Biolase, all of the issued and outstanding membership interests (the “Membership Interests”) of the Company (the “Transaction”).

The Company is a supplier of infrared transmitting fiber optics for laser power delivery applications in dermatology, ophthalmology, general surgery, and dentistry.

The Purchase Agreement provides that Biolase will purchase the Membership Interests from the Seller for the purchase price of $2,200,000, subject to certain adjustments and the satisfaction of certain conditions (the “Purchase Price”). The Purchase Price for the Membership Interests is payable as follows: (i) $1,320,000 payable at the closing of the Transaction, subject to certain equipment delivery conditions, (ii) $440,000 payable upon the satisfaction of certain equipment processing conditions, and (iii) $440,000 payable upon the satisfaction of certain commercial ready stage conditions. The Purchase Agreement contains customary representations, warranties, and covenants made by the Company and the Seller, including, requisite approvals, liabilities, equipment and inventory, intellectual property, compliance with laws, and environmental matters, as well as indemnification of directors and officers, non-competition, and non-solicitation.

The closing of the transaction is subject to the satisfaction or waiver of certain conditions including, among other things, (i) the accuracy of the representations and warranties set forth in the Purchase Agreement, subject to certain materiality qualifications, (ii) compliance by the parties with their respective covenants as set forth in the Purchase Agreement, (iii) no law or order preventing the Transaction, and (iv) satisfaction of certain equipment delivery conditions as set forth in the Purchase Agreement. The Purchase Agreement includes customary termination rights for Biolase, the Company, and the Seller.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed for the quarterly period ending September 30, 2022, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE, INC.

Date: September 28, 2022	By	/s/ John R. Beaver
	Name:	John R. Beaver
	Title:	President and Chief Executive Officer